                                                                   Exhibit 10.26


                     ASSET PURCHASE AND ASSIGNMENT AGREEMENT


                                  BY AND AMONG


                   TIER CORPORATION, A CALIFORNIA CORPORATION,


                 ENCORE CONSULTING, INC., A MISSOURI CORPORATION


                                THOMAS E. McLEOD,


                               DAVID M. BEMAN AND


                                  ROBERT MYERS




                         DATED AS OF DECEMBER 31, 1996

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
Recitals.....................................................................1

1.     PURCHASE AND SALE OF CERTAIN ASSETS...................................1

       1.1   Acquired Assets.................................................1
       1.2   All Other Assets Excluded.......................................2

2.     ASSUMPTION OF OBLIGATIONS AND LIABILITIES.............................2

       2.1   Liabilities To Be Assumed.......................................2
       2.2   Liabilities Not Assumed.........................................3

3.     PURCHASE PRICE........................................................3

       3.1   Payment.........................................................4
       3.2   Additional Contingent Payments..................................4
       3.3   Reimbursement of Certain Amounts to Seller......................4

4.     SATISFACTORY DUE DILIGENCE; CLOSING...................................4

5.     EXECUTION AND DELIVERY OF CLOSING DOCUMENTS...........................5

       5.2   Delivery by Buyer at Closing....................................6

6.     REPRESENTATIONS AND WARRANTIES OF SELLER AND OWNERS...................6

       6.1   Organization; Ownership.........................................6
       6.2   Authority.......................................................6
       6.3   Consents........................................................7
       6.4   Subject Contracts...............................................7
       6.5   Compliance with Other Instruments; Title........................7
       6.6   Tax Liabilities.................................................7
       6.7   Litigation; Compliance with Laws................................7
       6.8   Labor Relations; Employees and Independent Contractors..........8
       6.9   Accounts Receivable.............................................8
       6.10  Billing of Work Performed Under Acquired Contracts..............8
       6.11  Intellectual Property...........................................8
       6.12  Financial Statements............................................8
       6.13  Actions and Proceedings.........................................8
       6.14  No Misrepresentation............................................9



7.     REPRESENTATIONS AND WARRANTIES OF BUYER...............................9

       7.1   Organization....................................................9
       7.2   Authority.......................................................9

8.     COVENANTS OF SELLER AND OWNERS........................................9

       8.1   Operation of the Business.......................................9
       8.2   Consents; Performed............................................10
       8.3   Performance Bonds..............................................10
       8.4   Continuation of Business of Seller.............................10
       8.5   Owner Acknowledgment...........................................10
       8.6   Independent Contractors........................................10
       8.7   Employees......................................................10
       8.8   Overdue Closing Period Accounts Receivable.....................11
       8.9   Removal of UMB Lien............................................11

9.     COVENANTS OF BUYER...................................................11

       9.1   Satisfaction of Conditions.....................................11

10.    CONDITIONS TO OBLIGATIONS OF SELLER..................................11

       10.1  Representations and Warranties True............................11
       10.2  Employment Agreements..........................................11
       10.3  Assignment of Acquired Assets..................................11

11.    CONDITIONS TO OBLIGATIONS OF BUYER...................................11

       11.1  Representations and Warranties True............................11
       11.2  Satisfactory Due Diligence.....................................12
       11.3  Employment Agreements..........................................12
       11.4  Payment of Compensation........................................12
       11.5  Tax Clearance Certificate......................................12
       11.6  [Intentionally left blank].....................................12
       11.7  Opinion of Counsel.............................................12
       11.8  Assignment of Acquired Assets..................................12
       11.9  Release of UMB Lien............................................12
       11.10 Delivery of Payroll Registers..................................12
       11.11 Financial Statements...........................................13

12.    INDEMNIFICATION......................................................13

       12.1  Survival of Representations....................................13
       12.2  Indemnification by Seller and Owners...........................13
       12.3  Indemnification by Buyer.......................................14
       12.4  Insurance......................................................14

13.    NOTICE TO CUSTOMERS..................................................14


14.    MISCELLANEOUS........................................................14

       14.1  Counterparts...................................................14
       14.2  Successors and Assigns.........................................14
       14.3  Third-Party Beneficiaries......................................14
       14.4  Entire Agreement...............................................15
       14.5  Amendment; Waiver..............................................15
       14.6  Notice.........................................................15
       14.7  Governing Law..................................................16
       14.8  Attorneys' Fees................................................16
       14.9  Severability...................................................16
       14.10 Publicity......................................................16
       14.11 Expenses.......................................................16
       14.12 Consent to Jurisdiction........................................16

Schedules
---------

Schedule A - Acquired Contracts
Schedule B - Employees of Seller

Exhibits
--------

Exhibit A - Form of Employment Agreement with Thomas McLeod
Exhibit B - Form of Employment Agreement with David Beman
Exhibit C - Form of Employment Agreement with Robert Myers
Exhibit D - Form of Opinion of Seller's Counsel

                    ASSET PURCHASE AND ASSIGNMENT AGREEMENT
                    ---------------------------------------

     This Asset Purchase and Assignment Agreement is made this 31st day of December, 1996, by and among TIER Corporation, a California corporation ("Buyer"), Encore Consulting, Inc., a Missouri corporation ("Seller"), and Thomas E. McLeod, David M. Beman and Robert Myers, (collectively, the "Owners").

                                    Recitals
                                    --------

     A. Seller is engaged in the State of Missouri in the custom design of software and computer systems for special business applications, the provision of software consulting services and training, and the marketing, demonstration, distribution and resale of software developed by others.

     B. Seller desires to sell and transfer and Buyer desires to purchase and receive selected assets and liabilities of Seller.

     Accordingly, in consideration of the mutual agreements set forth below, and based on the premises set forth above, Buyer and Seller agree as follows:

     1.  PURCHASE AND SALE OF CERTAIN ASSETS.
         -----------------------------------

          1.1  Acquired Assets.  Subject to the terms and conditions hereof, on
               ---------------
the Closing Date (as defined below), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the assets listed below (the "Acquired Assets" or the "Acquired Business"), free and clear of any and all liens, claims, liabilities, encumbrances or obligations:

               (a) those uncompleted contracts, subcontracting arrangements, and purchase orders listed on Schedule A hereto for the design of software and computer systems, the provision of consulting services and training, and the marketing, demonstration, distribution and resale of software, except for any such contracts, arrangements or purchase orders that Buyer designates (prior to or at Closing) as not accepted (the "Acquired Contracts");

               (b) all deposits or fees paid by Seller pursuant to the Acquired Contracts;

               (c) all intellectual property and technology rights used or held for use and necessary in the conduct of Seller's business, including without limitation: all software licenses, product licenses, software development rights, developed applications, computer programs, computer systems, source codes, data systems, development methodologies and practices, trade secrets, know-how, technical information, research records, test information, market surveys, marketing information, trademarks, tradenames, and copyrights, the name "Encore Consulting," "Encore," or any variation thereof, and all applications or licenses for the foregoing (collectively, the "Intellectual Property");

               (d) accounts receivable relating to services performed under the Acquired Contracts on or after December 2, 1996, plus unbilled amounts due to Seller for services performed under the Acquired Contracts on or after December 2, 1996;

               (e) all permits, licenses, approvals and authorizations by governmental or regulatory authorities relating to the Acquired Contracts and Seller's business ("Permits"), to the extent transferable;

               (f) all client and customer account information, customer lists, contact lists, subcontractor lists, and independent contractor lists relating to or utilized in the current or past conduct of Seller's business;

               (g) all contracts with employees (other than with the Owners) and all contracts with independent contractors, including without limitation the rights of Seller thereunder with respect to confidentiality and non-compete covenants by such employees and independent contractors;

               (h) all claims and rights against third parties relating to the Acquired Assets, including without limitation, insurance claims, vendors' warranties, rights of recovery, set-offs and credits;

               (i) all computer equipment, including, but not limited to the following hardware: laptop computers, desktop computers and printers, and software, business plans, models, forecasts, training agreements, practices and techniques;

               (j) all books, records, information and documentation regarding the foregoing;

               (k) all furniture, office equipment, phone systems, fax machines; and

               (l)  all goodwill associated with the Acquired Business.

         1.2   All Other Assets Excluded. The assets to be sold and acquired
               -------------------------
under this Agreement shall include only those assets listed in Section 1.1 and the Schedules thereto, and shall not include any other assets.

     2.  ASSUMPTION OF OBLIGATIONS AND LIABILITIES.
         -----------------------------------------

         2.1   Liabilities To Be Assumed.  Buyer shall assume as of the Closing
               -------------------------
and perform when due:

               (a) the obligations of Seller pursuant to the express terms of the Acquired Contracts;

               (b) payroll expenses associated with the accounts receivable for services performed under the Acquired Contracts for the period from December 2, 1996 up to and including the Closing Date (including, without limitation, the salaries of David Beman and

Robert Myer); provided, however, that the payroll expenses shall not exceed an amount equal to eighty percent (80%) of the accounts receivable associated with such payroll expenses.

               (c) payroll expenses associated with unbilled amounts due to Seller from customers for services performed under the Acquired Contracts for the period from December 2, 1996 up to and including December 31, 1996 (including, without limitation, the salaries of David Beman and Robert Myer); provided, however, that the payroll expenses shall not exceed an amount equal to eighty percent (80%) of the unbilled amounts associated with such payroll expenses.

               (d) selling, general and administrative expenses actually paid or incurred for the period from December 2, 1996 until and including December 31, 1996 (specifically including the salary of Thomas McLeod), in an amount not to exceed twenty-three thousand, three hundred and sixty five dollars ($23,365).

          2.2  Liabilities Not Assumed.  It is understood and agreed that Buyer
               -----------------------
shall not assume or be bound by any duties, responsibilities, obligations or liabilities of Owners, Seller or Seller's business of any kind or nature, known, unknown, contingent or otherwise, arising at any time, other than those obligations and liabilities expressly assumed by Buyer under Section 2.1 above. Without limiting the foregoing in any way, it is understood that Buyer does not assume, undertake or accept any duties, responsibilities, obligations or liabilities of Seller or Owners:

               (a) to employees or former employees of Seller, including liability for termination of employment, wages, salary, benefits, payroll withholdings and taxes, workers' compensation, liabilities from any source whatsoever that may arise with respect to the categorization of members of the Seller's workforce as independent contractors or employees, commissions, accrued vacation, bonuses, deferred compensation, earnouts, incentives, employment agreements, pensions, non-compete agreements, collective bargaining agreements, or the like;

               (b) with respect to (i) any income, sales, use, franchise or other tax or (ii) any claims for personal injuries, property damages or consequential damages relating to defective products or condition of premises or otherwise;

               (c) under any statute, rule or regulation, including but not limited to health, safety, labor, discrimination, civil rights, and environmental laws, rules and regulations;

               (d) with respect to any accounts payable or indebtedness of Seller; or

               (e) with respect to any debt, liability or obligation of Seller, or claims against Seller, whether known or unknown to Buyer, and whether disclosed or undisclosed pursuant to this Agreement, and whether or not contingent.

      3.  PURCHASE PRICE.
          --------------

          3.1  Payment.  The purchase price ("Purchase Price") for the Acquired
               -------
Assets shall be a maximum of six hundred thousand dollars ($600,000), including:

               (i) three hundred thousand dollars ($300,000) in cash, payable as described in Section 5.2 hereto;

               (ii) if the Buyer receives notification from the State of Missouri that the Seller's contract with the State of Missouri, as described in Exhibit A hereto and as delivered to Buyer (the "Missouri Contract"), has been renewed for a term of no less than one (1) year, each of the Owners shall receive fifty thousand dollars ($50,000), such payments to be made by October 1, 1997, or within thirty days (30) of receipt by the Buyer of such notice, whichever is later; and

               (iii) if the Buyer receives notification from the State of Missouri that the Missouri Contract has been renewed for a second term of no less than one (1) additional year, each of the Owners shall be paid fifty thousand dollars ($50,000), such payments to be made on October 1, 1998, or within thirty (30) days of receipt by the Buyer of such notice, whichever is later.

     Provided; however, that in order to receive the payments described in items
(ii) and (iii) above, an Owner must be employed by the Buyer on the date such payments are due to be paid, unless such Owner has been terminated without Cause pursuant to Section 4(b) of the Employment Agreement (as defined herein), in which case such Owner shall continue to be eligible to receive his portion of such payments.

          3.2  Additional Contingent Payments.  If the Closing shall occur, each
               ------------------------------
of the Owners shall be entitled to further payments from Buyer as described in the Employment Agreements (forms of which are attached hereto as Exhibits A, B and C).

          3.3  Reimbursement of Certain Amounts to Seller.  In addition to the
               ------------------------------------------
Purchase Price, Seller shall receive reimbursement with respect to those liabilities to be assumed by Buyer pursuant to Sections 2.1(b), (c) and (d) hereto, subject to the limitations provided in Sections 2.1(b), (c) and (d) hereto (the "Closing Payroll and Closing Expenses), as evidenced by the Payroll Registers (as described in Section 11.10 hereto).

     4.  SATISFACTORY DUE DILIGENCE; CLOSING.  The closing (the "Closing") of
         -----------------------------------
the transactions contemplated by this Agreement shall be subject to Buyer's due diligence review of the business and operations of Seller, and to Buyer's determination (in its sole discretion) that the results of such review are satisfactory and do not reveal adverse information regarding the Acquired Assets ("Satisfactory Due Diligence"). Promptly upon notification by Buyer to Seller that Satisfactory Due Diligence has been completed, and upon satisfaction or waiver of all of the conditions required to be satisfied or waived pursuant to Sections 10 and 11, the Closing of the transactions contemplated by this Agreement shall take place. The Closing may be at such place as the parties may mutually agree, or may be accomplished by facsimile transmission of documents and signatures (with original signatures to be delivered as soon as practicable thereafter). The parties intend, and shall use their reasonable best efforts, to cause the Closing to occur on or before January 30, 1997. The date on which the Closing shall occur shall be referred to as the Closing Date.

     5.  EXECUTION AND DELIVERY OF CLOSING DOCUMENTS.
         -------------------------------------------

          5.1  At or prior to the Closing, Seller shall deliver to Buyer:

               (a) originals of all of the Acquired Contracts, and all forms of assignment of contract, consents and approvals required to assign to Buyer the Acquired Contracts, as well as forms of all documentation necessary to remove the UMB Lien (as defined herein) and to transfer title to the Acquired Assets to Buyer free and clear of any liens or encumbrances.

               (b) all Permits, together with all required assignments thereof and consents thereto to the extent such Permits are assignable;

               (c) unless the execution of this Agreement and the Closing occur simultaneously, a certificate executed by the Owners and the chief financial officer of Seller, in a form reasonably acceptable to Buyer, certifying that:
(i) all of the representations and warranties of Seller are true and correct, and all Schedules to the Agreement are complete and accurate, as of the Closing Date; (ii) Seller has performed all of the obligations and conditions required by the Agreement to be performed at or prior to the Closing Date; and has not performed any of the activities prohibited by the Agreement; (iii) all of the Acquired Contracts are valid, binding and enforceable, and except as disclosed to Buyer in writing, there is no dispute among the parties to such contracts or breach of any of the terms of such contracts by any party thereto; (iv) during the period from the date of this Agreement until the Closing Date, there has been no material adverse change in the business of Seller; and (v) during the period from the date of this Agreement until the Closing Date, Seller has conducted its business in the normal course.

               (d) a certificate executed by the Secretary of Seller, in a form reasonably acceptable to Buyer, certifying copies of the resolutions duly adopted by the Board of Directors and the Shareholders of Seller authorizing this Agreement and the transactions contemplated herein;

               (e) a bill of sale or other transfer document executed by the President of Seller, in form reasonably acceptable to Buyer, relating to the Acquired Assets;

               (f) copies of all performance bonds relating to the performance of the Acquired Contracts;

               (g) an accounts receivable aging report, including a list of accounts receivable that have or have not been billed, up to, and including, the Closing Date;

               (h) any other documents necessary to assign to Buyer the Acquired Contracts and to transfer to Buyer good and marketable title to the Acquired Assets and to transfer to Buyer all rights and benefits under this Agreement, all in form and substance reasonably satisfactory to Buyer, including a letter from UMB (as described herein) as described in Section 11.9 hereto.

               (i) a tax clearance certificate, as described in Section 11.5 hereto.

               (j) an opinion of counsel of Seller, a form of which is attached hereto as Exhibit D.

               (k)  the Payroll Registers, as described in Section 11.10 hereto.

               (l) an officer's certificate, as described in Section 11.4 hereto.

               (m)  financial statements, as described in Section 6.12 hereto.

          5.2  Delivery by Buyer at Closing.  At the Closing, Buyer shall
               ----------------------------
deliver to:

               (a) UMB, by wire transfer or certified check, the balance of the UMB Loan (as defined herein) as of the Closing Date.

               (b) Seller, by wire transfer or company check, an amount equal to the difference between (A) the sum of (i) three hundred thousand dollars ($300,000), as described in Section 3.1(i) hereto, and (ii) the balance of the Closing Payroll and Closing Expenses, subject to the limitations described in
Section 2.1(b), (c) and (d) hereto, and (B) the balance of the UMB Loan.

     6.  REPRESENTATIONS AND WARRANTIES OF SELLER AND OWNERS.  Seller and each
         ---------------------------------------------------
of the Owners hereby represent and warrant, jointly and severally, for a period of three (3) years (except with respect to subparagraphs 6.1, 6.5, 6.6, 6.7, 6.8, 6.11, and 6.13, in which case Seller and each of the Owners, jointly and severally, represent and warrant indefinitely) to Buyer that:

          6.1  Organization; Ownership.   Seller is a corporation duly
               -----------------------
organized, validly existing and in good standing under the laws of the State of Missouri. Seller is duly qualified and in good standing to do business as a foreign corporation in those jurisdictions where qualification is required in connection with the conduct of its business. Owners are the lawful owners of all of the securities of Seller, free and clear of all security interests, liens, encumbrances or adverse claims. There are no existing warrants, options, subscription rights, commitments, understandings, purchase agreements, or other rights to acquire interests in Seller or that call for the disposition of interests in Seller.

          6.2  Authority.  Seller has the corporate power and authority, and all
               ---------
licenses, authorizations and permits required by governmental or other authorities, to own, lease and operate its assets and property and to carry on its business as now being conducted, and to execute, deliver and perform this Agreement, and the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by Seller and no other corporate proceedings are necessary to authorize this Agreement. This Agreement is the legal, valid and binding obligation of Seller, enforceable in accordance with its terms. The Owners have the full right, capacity, power and authority to execute, deliver and perform this Agreement and the transactions contemplated herein. This Agreement has been duly executed and delivered by the Owners and is the legal, valid and binding obligation of the Owners, enforceable in accordance with its terms.


          6.3  Consents.  Except as set forth on Schedule A hereto, no consent
               --------
of any party is required for the execution, delivery and performance by Seller of this Agreement or the transactions contemplated herein.

          6.4  Subject Contracts.  Schedule A contains a true and complete list
               -----------------
of all Acquired Contracts and Seller has furnished to Buyer true and accurate copies of each such contracts. All of such contracts were entered into in the normal course, and each of such contracts is valid and binding upon each party thereto and is in full force and effect. To the best of Seller's and Owners' knowledge (and except as set forth on Schedule A), (i) there is no material default or claim of default or breach under any provision of any of such contracts, or any impediment to the due and proper performance of any of such contracts in the normal course, and (ii) there are no facts or circumstances that would prevent the assignment of any of such contracts to Buyer or reasonably suggest that any customer that is a party thereto will not or cannot pay for the work remaining to be performed by Buyer thereunder.

          6.5  Compliance with Other Instruments; Title.
               ----------------------------------------

               (a) Seller is not in violation of or in default under nor, to the knowledge of Seller or Owners, has any event occurred that, with the lapse of time or the giving of notice or both, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of a lien, claim or encumbrance upon any property or assets of Seller pursuant to the Articles of Incorporation or Bylaws of Seller or any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument, judgment, order, injunction, or decree to which Seller is a party, by which it is bound, or to which any of the Acquired Assets are subject.

               (b) Seller has good and marketable title to the Acquired Assets, and owns the Acquired Assets free and clear of any lien, claim or encumbrance, with full right and authority to transfer the Acquired Assets to Buyer, with the exception of the lien (the "UMB Lien") on Seller's assets relating to the loan (the "UMB Loan") from UMB Bank, N.A. ("UMB"), and those restrictions on the assignability of contracts described on Schedule A.

          6.6  Tax Liabilities.  Seller has duly and timely filed all federal,
               ---------------
state and local tax returns of every kind, as required by law, which tax returns are complete and accurate, and has duly and timely paid all taxes, governmental fees and assessments. Neither Seller nor Owners have any knowledge of any claim, lien or dispute concerning any tax obligation of Seller.

          6.7  Litigation; Compliance with Laws.  Seller is in compliance with
               --------------------------------
all laws, ordinances, regulations and orders applicable to its business or operations and has not received any notification of any asserted past or present failure to comply with any law, ordinance, regulation or order.

          6.8  Labor Relations; Employees and Independent Contractors.  Seller
               ------------------------------------------------------
has paid or made provision for the payment of all salaries and wages accrued through the Closing Date to or for the benefit of current or former employees and independent contractors of the business and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining, the payment of accrued vacation through the Closing Date, and the payment and withholding of taxes, consistent with Seller's classification, as either an independent contractor or employee. Any exceptions to this Section
6.8 are listed in Schedule B hereto.

          6.9  Accounts Receivable.  Seller has delivered to Buyer a true and
               -------------------
accurate accounts receivable aging report. All accounts receivable relating to services provided by Seller from December 2, 1996 until and including the Closing Date (the "Closing Period Accounts Receivable") are valid, genuine and subsisting and represent sales actually made and invoiced in the ordinary course of business. The Closing Period Accounts Receivable are enforceable and collectible claims, at least seventy-five percent (75%) of which can be collected in full by Buyer within one hundred and twenty (120) days of the date of this Agreement, and are not subject to any valid defense, offset or credit.

          6.10  Billing of Work Performed Under Acquired Contracts.  Seller has
                --------------------------------------------------
not billed any of the Acquired Contracts to a percentage of completion amount which is greater than the percentage of work actually performed by Seller for any such Acquired Contracts.

          6.11  Intellectual Property.  Seller owns or has valid, binding and
                ---------------------
enforceable rights to use all of the Intellectual Property. Neither Seller nor Owners have received notice from any person challenging the right of Seller to use any of the Intellectual Property owned, used by or licensed to Seller, and neither Seller nor Owners have made any claim (or believe there is a basis for a claim) that others are infringing the rights of Seller with respect to the Intellectual Property.

          6.12  Financial Statements.  At Closing, Seller shall deliver to Buyer
                --------------------
copies of the following information: balance sheet of Seller prepared by its independent accountants for the three-month period ended November 30, 1996 and related statements of income, changes in shareholders' equity and cash flows. Such financial statements shall be derived from the books and records of Seller, which books and records have been kept in accordance with all applicable legal and accounting requirements and good business practices, and accurately reflect in all material respects the basis for the financial position and results of operations of Seller set forth in such financial statements. Such financial statements shall fairly represent the financial condition of Seller and the results of operations of Seller as of the dates and for the periods indicated.

          6.13  Actions and Proceedings.  Seller is not a party to any
                -----------------------
litigation or material governmental or administrative proceeding or, to the knowledge of Seller or Owners, the subject of any administrative investigation, and to the knowledge of Seller or Owners, none is pending or threatened against Seller or its assets.

          6.14  No Misrepresentation.  No representation or warranty by Seller
                --------------------
or any Owner in this Agreement, nor any information contained in any Schedule or Exhibit conveyed to Buyer pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading. Seller and Owners have disclosed to Buyer in this Agreement and the Schedules hereto all facts and information material to the Acquired Assets.

     7.  REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer hereby represents and
         ---------------------------------------
warrants to Seller and Owners for a period of three (3) years that:

         7.1  Organization.  Buyer is a corporation duly organized, validly
              ------------
existing and in good standing under the laws of the State of California.

         7.2  Authority.  Buyer has the corporate power and authority to own,
              ---------
lease and operate its assets and property and to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by Buyer and no other corporate proceedings are necessary to authorize this Agreement. This Agreement is a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

     8.  COVENANTS OF SELLER AND OWNERS.  Seller and each of the Owners, jointly
         ------------------------------
and severally, covenant and agree with Buyer as follows:

         8.1  Operation of the Business.  From the date hereof until the
              -------------------------
Closing Date, Seller will conduct its business diligently, only in the ordinary course, and substantially in the same manner as heretofore conducted, and, without limiting the foregoing, Seller:

              (a) will not make any capital expenditure, or enter into any agreement requiring an expenditure, in excess of one thousand dollars ($1,000) without the prior written approval of Buyer;

              (b) will not amend, alter or modify any material provision of any of the Acquired Contracts without the consent of Buyer;

              (c) will use its best efforts to preserve intact the existing relationships with its suppliers, resale partners, customers, independent contractors and employees, and will not pay or agree to pay any employee compensation outside the normal course of Seller's business;

              (d) will give prompt written notice to Buyer of any breach or default (or notice thereof) under any of the Acquired Contracts, or any other event that may have a material adverse effect on the Acquired Business; and

              (e) will maintain insurance as required to protect fully its business and assets.

          8.2  Consents; Performed.  Seller will obtain prior to Closing all
               -------------------
consents and approvals required to assign to Buyer the Acquired Contracts, and any other consents and approvals required for the consummation of the transactions contemplated hereunder. Seller shall use its best efforts to ensure that the conditions described in Section 11 are satisfied, insofar as such matters are within its control.

          8.3  Performance Bonds.  Seller will maintain in place all performance
               -----------------
bonds relating to the Acquired Contracts.

          8.4  Continuation of Business of Seller.  After the Closing Date,
               ----------------------------------
Seller will continue in business solely for purposes of collection of any accounts receivable not acquired by Buyer, liquidation of assets, payment of creditors, and orderly winding down, which it shall perform at its sole cost, and shall not solicit, conduct or accept any business.

          8.5  Owner Acknowledgment.  Each Owner acknowledges that he is
               --------------------
primarily responsible on a joint and several basis with each other Owner and the Seller for: (i) the due and punctual performance by Seller of each and every covenant, agreement or other undertaking by Seller contained herein; and (ii) the completeness and accuracy of each and every representation and warranty set forth herein and in any officer's certificate related hereto. Each Owner acknowledges and agrees that in the event of a material misrepresentation or inaccuracy in any representation or warranty of Seller or Owners contained in this Agreement or any officer's certificate related hereto (which misrepresentation or inaccuracy has not been disclosed to Buyer prior to Closing in writing), or a material breach of or failure by Seller or any Owner to perform any of their respective covenants or agreements contained in or made pursuant to this Agreement, in addition to any other rights or remedies of Buyer under this Agreement or as provided by law or in equity, Buyer shall also have the right to (i) terminate the Employment Agreements; and (ii) repurchase any stock or terminate vesting of any stock options received or receivable pursuant to the Employment Agreements. Seller and Owners further acknowledge and agree that Buyer shall have the right to offset any amounts due to any Owner against any Claims (as defined in Section 12.2) of Buyer under this Agreement or any other amounts due to Buyer under this Agreement or the Employment Agreements, including without limitation, the contingent payments described in Exhibit B thereto.

          8.6  Independent Contractors.  Each Owner and Seller shall use his or
               -----------------------
its best efforts, subject to the approval of Buyer, to ensure that each of the independent contractors listed on Schedule B hereto has signed and delivered to Seller a form of release and is engaged by Buyer as an employee on terms acceptable to Buyer, prior to, or as soon as possible after, the Closing.

          8.7  Employees.  Each Owner and the Seller shall use his or its best
               ---------
efforts, subject to the approval of Buyer, to ensure that each of the Employees listed on Schedule B hereto has signed and delivered to Seller a form of resignation and release and entered into employment arrangements with Buyer that are on terms acceptable to Buyer, prior to, or as soon as possible after the Closing.

          8.8  Overdue Closing Period Accounts Receivable.  Each Owner and the
               ------------------------------------------
Seller agree, jointly and severally, to pay Buyer in cash, within three (3) days of receipt of written notice from Buyer thereof, any amount of Closing Period Accounts Receivable not received by Buyer within 120 days of the date of this Agreement. Any subsequent collection by Buyer of any amount of Closing Accounts Receivable for which Buyer has received payment pursuant to this Section 8.8 shall be remitted to Seller as soon as possible after receipt thereof.

          8.9  Removal of UMB Lien.  Each Owner and Seller shall use their best
               -------------------
efforts to ensure that the UMB Lien is removed from the Acquired Assets as soon as possible after the Closing and to ensure that Buyer holds title to the Acquired Assets free and clear of any liens or encumberences.

     9.   COVENANTS OF BUYER.
          ------------------

          9.1  Satisfaction of Conditions.  Buyer will use its best efforts to
               --------------------------
ensure that the conditions set forth in Section 10 hereof are satisfied, insofar as such matters are within its control.

     10.  CONDITIONS TO OBLIGATIONS OF SELLER.  The obligation of Seller to
          -----------------------------------
consummate the transactions contemplated herein shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by Seller:

          10.1  Representations and Warranties True.  The representations and
                -----------------------------------
warranties made by Buyer herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, and
(ii) Buyer shall have performed and complied in all material respects with all agreements, covenants and conditions on its part required to be performed or complied with on or prior to the Closing Date.

          10.2  Employment Agreements.  Employment agreements between Buyer and
                ---------------------
each of the Owners, in substantially the forms set attached hereto as Exhibits A, B and C, respectively, shall have been executed by all parties thereto.

          10.3  Assignment of Acquired Assets.  After having used its best
                -----------------------------
efforts, Seller shall have acquired all necessary consents to assign the Acquired Assets to Buyer.

     11.  CONDITIONS TO OBLIGATIONS OF BUYER.  The obligation of Buyer to
          ----------------------------------
consummate the transactions contemplated herein shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by Buyer:

          11.1  Representations and Warranties True.  (i) The representations
                -----------------------------------
and warranties made by Seller and/or Owners herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such warranties and representations had been made on and as of the Closing Date,
(ii) Seller and Owners shall have performed and complied in all material respects with all agreements, covenants and conditions on their part required to be performed or complied with on or prior to the Closing Date, and (iii) Seller and

Owners shall have delivered to Buyer the items required to be delivered by each of them pursuant to Section 5.1 hereof.

          11.2  Satisfactory Due Diligence.  Buyer shall have completed
                --------------------------
Satisfactory Due Diligence.

          11.3  Employment Agreements.  The Employment Agreements shall have
                ---------------------
been executed by all parties thereto, in substantially the form set forth as Exhibits A , B and C.

          11.4  Payment of Compensation.  Seller shall deliver an officer's
                -----------------------
certificate certifying that all compensation due to Seller's present or former employees and independent contractors for the period prior to the Closing Date was paid to such employees or independent contractors prior to the Closing Date, consistent with Seller's classification of such individuals as either independent contractors or employees, and that no further payments are due to any of the entities that supply independent contractors or subcontractors to the Seller. Such officer's certificate shall also state that the Payroll Registers (as described in Section 11.10 hereto) accurately reflect payments made to such employees or independent contractors for the period from December 2, 1996 up to and including the Closing Date.

          11.5  Tax Clearance Certificate.  Buyer shall have received a Tax
                -------------------------
Clearance Certificate from Seller, issued by the State of Missouri, certifying that Seller is in good standing with the State of Missouri, and that no taxes, fines, penalties, fees or assessments are owing to such state by Seller.

          11.6  [Intentionally left blank].

          11.7  Opinion of Counsel.  Buyer shall have received an opinion of
                ------------------
Seller's counsel, in substantially the form attached hereto as Exhibit D.

          11.8  Assignment of Acquired Assets.  Seller shall have acquired all
                -----------------------------
necessary consents, and shall have performed all of the necessary prerequisites, to assign the Acquired Assets to Buyer, and shall have delivered satisfactory proof thereof to Buyer.

          11.9  Release of UMB Lien.  Seller shall have delivered forms of any
                -------------------
and all documentation necessary to remove the UMB lien and to transfer title to the Acquired Assets to Buyer free and clear of any liens or encumbrances. Seller shall have delivered a letter from UMB to Buyer certifying that upon delivery to UMB of a check or wire transfer representing the balance of the UMB Loan, UMB will immediately file or deliver any and all documentation necessary to release the UMB Lien.

          11.10  Delivery of Payroll Registers.  Seller shall have delivered all
                 -----------------------------
payroll registers (including those from Automatic Data Processing) (the "Payroll Registers") relating to Seller's payroll for the period from December 2, 1996 until Closing, along with proof of payment of payroll for the period from December 2, 1996 until Closing, in a form acceptable to Buyer.

          11.11  Financial Statements.  Seller shall have delivered the
                 --------------------
financial statements described in Section 6.12 hereto.

     12.  INDEMNIFICATION.
          ---------------

          12.1  Survival of Representations.  The respective representations and
                ---------------------------
warranties of Buyer, Seller and Owners contained herein or in any certificates or other documents delivered prior to or on the date of this Agreement shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation and warranty shall survive the date of this Agreement indefinitely except as provided in Sections 6 and 7 hereto.

          12.2  Indemnification by Seller and Owners.
                ------------------------------------

                (a) Seller and each Owner jointly and severally agree to indemnify, reimburse, defend and hold harmless Buyer and its affiliates, and their officers and directors ("Indemnified Parties"), for, from, and against all demands, claims, actions, assessments, losses, damages, liabilities, costs, and expenses (collectively, "Claims"), including, without limitation, attorneys' fees, asserted against, imposed on or incurred by the Indemnified Parties in connection with or attributable to any of the following:

                     (1) any misrepresentation or inaccuracy in any representation or warranty of Seller or Owners contained in this Agreement;

                     (2) Seller's or any Owner's breach of or failure to perform any of its covenants or agreements contained in or made pursuant to this Agreement; or

                     (3) liabilities and obligations of Seller not expressly assumed by Buyer pursuant to this Agreement including without limitation:

                          (i)    income, franchise, sales, use, and other taxes,
including penalties and interest with respect thereto, of or relating to the operations of Seller through the Closing Date (including any resulting from the sale of the Acquired Assets);

                          (ii)   obligations and liabilities of any kind
relating to the employment (or termination) of Seller's employees or independent contractors, including, without limitation, severance claims, unfair labor practice claims, discrimination claims, workers' compensation claims, grievances, the withholding of taxes related to salaries and wages, demands for arbitration, or claims of successor (or similar) liability against Buyer based on such arguments;

                          (iii)  obligations and liabilities of any kind
relating to employee benefit plans of Seller; or

                          (iv)   obligations or liabilities of any kind arising
out of future operations of Seller.

               (b) Buyer shall have the right to off-set any amounts due to Seller or any Owner under this Agreement or the Employment Agreements against any amounts due to Buyer under this Agreement (including, without limitation, any amount due to Buyer under this Section) or the Employment Agreements.

         12.3  Indemnification by Buyer.  Buyer agrees to indemnify, reimburse,
               ------------------------
defend and hold harmless Seller and Owners for, from, and against all demands, claims, actions, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, attorneys' fees, asserted against, imposed on or incurred by Seller or Owners in connection with or attributable to any of the following:

               (a) any misrepresentation or inaccuracy in any representation or warranty of Buyer contained in this Agreement;

               (b) Buyer's breach of or failure to perform any of its covenants or agreements contained in or made pursuant to this Agreement; or

               (c) any liabilities and obligations of Seller expressly assumed by Buyer pursuant to this Agreement.

         12.4  Insurance.  Payments for indemnification under this Section 13
               ---------
shall be net of any actual insurance reimbursement associated with the specific claim actually received by the party seeking indemnification under this Section 13; provided, however, that no party shall be obligated to seek such insurance reimbursements in connection with any claim.

    13.  NOTICE TO CUSTOMERS.  Buyer and Seller shall cooperate to send a
         -------------------
notice to Seller's customers in a mutually acceptable form providing notice of assignment of the Acquired Contracts.

    14.  MISCELLANEOUS.
         -------------

         14.1  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

         14.2  Successors and Assigns.  This Agreement and the rights,
               ----------------------
interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by Seller without the prior written consent of Buyer, but Buyer may at its sole discretion assign its rights and obligations hereunder to any affiliate or any subsidiary.

         14.3  Third-Party Beneficiaries.  Nothing in this Agreement is
               -------------------------
intended to confer upon any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

          14.4  Entire Agreement.  This Agreement constitutes the entire
                ----------------
agreement and understanding of the parties concerning the subject matter of this Agreement, and this Agreement supersedes all previous negotiations and agreements of the parties. There are no representations, assurances, agreements, or understandings between the parties that are not set forth specifically in this Agreement.

          14.5  Amendment; Waiver.  This Agreement may be amended or modified
                -----------------
only by a writing signed by both parties. No forbearance or delay in the enforcement of any right or remedy permitted under this Agreement or applicable law shall be deemed to constitute a waiver or estoppel of the right to enforce such right or remedy or a modification of this Agreement.

          14.6  Notice.  Any notice permitted or required pursuant to this
                ------
Agreement shall be in writing and shall be delivered either by personal delivery to the recipient, by U.S. Mail (postage pre-paid, certified, return receipt requested), by overnight courier or by facsimile transmission (confirmed in writing), to the address set forth below.

     If to Buyer:

          TIER Corporation
          1350 Treat Blvd., Suite. 250
          Walnut Creek, California  94596
          Attn: James L. Bildner
          Fax No.:  (510) 937-3752

     with a copy to:

          Farella  Braun & Martel LLP
          235 Montgomery Street, 30th Floor
          San Francisco, California 94104
          Attn:  Morgan P. Guenther
          Fax No.: (415) 954-4480

     If to Seller:

          Encore Consulting, Inc.
          464 Fox Trail Drive
          Lake St. Louis, Missouri 63367

     with a copy to:

          Donald Hackmann, Esq.
          1155 Francis Place
          Richmond Heights, Missouri  63117
          Fax No.:

          14.7  Governing Law.  This Agreement shall be construed and enforced
                -------------
in accordance with the laws of the State of California without giving effect to principles of conflicts of laws.

          14.8  Attorneys' Fees.  In the event of any litigation or arbitration
                ----------------
between the parties arising out of or concerning this Agreement the prevailing party shall be entitled to recover its attorneys' fees and costs in addition to any other relief awarded, including attorneys fees and costs incurred in the enforcement of judgment.

          14.9  Severability.  If any provision of this Agreement is held to be
                ------------
illegal, invalid, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected thereby (except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision); and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

          14.10  Publicity.  Seller shall not make or issue, or cause to be made
                 ---------
or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of Buyer.

          14.11  Expenses.  Each party to this Agreement shall bear its own
                 --------
expenses in connection with the negotiation, execution, delivery and performance of this Agreement and of the transactions contemplated herein.

          14.12  Consent to Jurisdiction.  Seller and Owners, without regard to
                 -----------------------
domicile, citizenship or residence, hereby expressly and irrevocably consent to and subject themselves to the jurisdiction of the courts of the State of California and/or the United States District Court for the Northern District of California, in respect of any matter arising under or in connection with this Agreement and/or the Employment Agreements; waive any right to avail themselves of any defense based on forum non conveniens or inappropriate venue; and agree
                        ----- --- ----------
that service of process, notices and demands of such courts may be made upon any of them by personal service at any place where they may be found or by mailing copies of such process, notices and demands by certified or registered mail, postage prepaid and return receipt requested, to the respective addresses provided in Section 14.6 of this Agreement.

     The parties have executed this Agreement as of the day and year written above.

                         TIER Corporation, a California corporation

                         By:    /s/ James Bildner
                            ------------------------------

                         Title: Chairman & CEO
                               ---------------------------

                         Encore Consulting, Inc., a Missouri corporation

                         By:   /s/ Thomas E. McLeod
                            -------------------------------

                         Its:  President
                             ------------------------------

                         /s/ Thomas E. McLeod
                         ----------------------------------
                         Thomas E. McLeod

                         /s/ David M. Beman
                         ----------------------------------
                         David M. Beman

                         /s/ Robert Myers
                         ----------------------------------
                         Robert Myers

                                   SCHEDULE A

                               ACQUIRED CONTRACT

     1.  Consulting Services.  IEF Case Tool Contract by and between the State
         -------------------
of Missouri and Encore Consulting, Inc., dated as of August 28, 1996, as amended. The consent of the State of Missouri is required in order to transfer this Agreement.

                                   SCHEDULE B

                EMPLOYEES AND INDEPENDENT CONTRACTORS OF SELLER

1.   Employees

     Tom McLeod
     Dave Beman
     Bob Myers
     Mike Johnson
     Alisha Weaver

2.   Independent Contractors

     Carol Boyd
     Vic McLendon
     Dennis Freiheit
     Mike Philips
     Lucy Searles
     Jeremy May
     Ed Reynolds
     George Simpson
     Sara Krull
     John Stanley
     Charles Coldwell
     Paul Collins
     Terry Cooley
     Tony Ciko
     Steve Richie
     Stacy Pickett
     Mark Schmidt
     Wade Warner
     Marty Katz
     Judy Katz
     Ken Mattews
     Charles Manry
     Jim Evans
     Partha Adhikary
     Sankha Raychaudhuri
     Steve Vance
     Sandy Evans
     Ken Evans

3.   Exceptions

     a. Seller did not have workers' compensation coverage prior to December 23, 1996.

     b. Seller may incur liablity associated with its categorization of the majority of its workforce as independent contractors.